Exhibit 99.1

Covidien Board of Directors Approves Separation of Pharmaceuticals Business and Declares Dividend of Mallinckrodt Ordinary Shares

DUBLIN, Ireland - May 24, 2013 - Covidien plc (NYSE: COV), a leading global provider of healthcare products, today announced that its board of directors has approved the separation of the Pharmaceuticals business from the rest of Covidien. The separation will occur by means of the declaration of a dividend in specie of the Pharmaceuticals business, to be effected by the transfer of the Pharmaceuticals business from Covidien to Mallinckrodt plc and the issuance by Mallinckrodt of ordinary shares directly to Covidien's shareholders (the “distribution”).
For every eight ordinary shares of Covidien held, Covidien shareholders will receive one ordinary share of Mallinckrodt plc. No fractional shares of Mallinckrodt will be issued. Shareholders will receive cash in lieu of fractional shares. The distribution is expected to occur on June 28, 2013, to Covidien shareholders of record as of the close of business on June 19, 2013.
After the distribution, Mallinckrodt will be an independent publicly traded company and Covidien will retain no ownership interest in Mallinckrodt. Mallinckrodt ordinary shares are expected to begin “regular way” trading on July 1, 2013, on the New York Stock Exchange (NYSE) under the ticker symbol MNK. Covidien will continue to trade on the NYSE under the ticker symbol COV. Covidien currently expects that “when-issued” trading for both Mallinckrodt and Covidien on the NYSE will begin on June 17, 2013. Covidien shareholders are urged to consult their financial advisors and tax advisors regarding the particular consequences of the distribution in their situation, including, without limitation, the specific implications of selling Covidien ordinary shares on or prior to the distribution date and the applicability and effect of any U.S. federal, state, local and foreign tax laws.
“Today's announcement marks another important milestone toward the completion of the Pharmaceuticals spin-off,” said José E. Almeida, Chairman, President and CEO of Covidien. “As separate companies, Covidien and Mallinckrodt will have greater flexibility to focus on and pursue their respective growth strategies and capital needs, while potentially providing shareholders with greater value over the longer term.”
The distribution is subject to the Securities and Exchange Commission (SEC) having declared effective Mallinckrodt's Registration Statement on Form 10, as amended, which Mallinckrodt has filed with the SEC and is available at www.sec.gov. The distribution is also subject to the conditions that will be set forth in the Separation and Distribution Agreement between Covidien and Mallinckrodt, the form of which has been filed as an exhibit to Mallinckrodt's Registration Statement on Form 10.
Covidien has received a private ruling from the U.S. Internal Revenue Service that, for U.S. federal income tax purposes, the distribution is tax-free to U.S. holders of Covidien ordinary shares. However, cash received in lieu of fractional shares may be taxable to such holders.
No action is required by Covidien shareholders in order to receive Mallinckrodt ordinary shares in the distribution. Covidien expects to mail the information statement to all shareholders entitled to receive Mallinckrodt ordinary shares in late June. The information statement is an exhibit to Mallinckrodt's Registration Statement on Form 10 that describes Mallinckrodt, including the risks of owning Mallinckrodt ordinary shares and other details regarding the distribution.
ABOUT COVIDIEN

Covidien is a leading global healthcare products company that creates innovative medical solutions for better patient outcomes and delivers value through clinical leadership and excellence. Covidien manufactures, distributes and services a diverse range of industry-leading product lines in three segments: Medical Devices, Pharmaceuticals and Medical Supplies. With 2012 revenue of $11.9 billion, Covidien has 43,000 employees worldwide in 70 countries, and its products are sold in over 140 countries. Please visit www.covidien.com to learn more about our business.
CONTACTS

Jacqueline Strayer	Coleman Lannum, CFA
Senior Vice President	Vice President
Corporate Communications	Investor Relations
508-261-8305	508-452-4343
jacqueline.strayer@covidien.com	cole.lannum@covidien.com

Bruce Farmer	Todd Carpenter
Vice President	Senior Director
Public Relations	Investor Relations
508-452-4372	508-452-4363
bruce.farmer@covidien.com	todd.carpenter@covidien.com

FORWARD-LOOKING STATEMENTS

Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about the Company's planned spin-off of its Pharmaceuticals business including the timing and effect of the transaction. Any forward-looking statements contained herein are based on our management's current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to effectively introduce and market new products or keep pace with advances in technology, the reimbursement practices of a small number of large public and private insurers, cost-containment efforts of customers, purchasing groups, third-party payors and governmental organizations, intellectual property rights disputes, complex and costly regulation, including healthcare fraud and abuse regulations and the Foreign Corrupt Practices Act, manufacturing or supply chain problems or disruptions, rising commodity costs, recalls or safety alerts and negative publicity relating to Covidien or its products, product liability losses and other litigation liability, divestitures of some of our businesses or product lines, our ability to execute strategic acquisitions of, investments in or alliances with other companies and businesses, competition, risks associated with doing business outside of the United States, foreign currency exchange rates, environmental remediation costs and unanticipated developments that may prevent, delay, alter the terms of or otherwise negatively affect the planned spin-off. These and other factors are identified and described in more detail in our Annual Report on Form 10-K for the fiscal year ended September 28, 2012, and in subsequent filings with the SEC. We disclaim any obligation to update these forward-looking statements other than as required by law.